Exhibit 99.1
Earnings Release
INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER AND YEAR-TO-DATE ENDED OCTOBER 31, 2012
Minot, ND – December 10, 2012 – Investors Real Estate Trust (NASDAQ: IRET) reported financial and operating results today for the quarter and year-to-date ended October 31, 2012.
During the three month period ended October 31, 2012, IRET's revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis increased for the three month period ended October 31, 2012 compared to the same period of the prior fiscal year.  Net income increased from the year-earlier period.
For the three month period ended October 31, 2012, as compared to the same period of the prior fiscal year:
•	Revenues increased to $64.9 million from $60.2 million.
•	Total expenses increased by approximately $544,000, or 1.3%, in the three months ended October 31, 2012 compared to the three months ended October 31, 2011, from $43.3 million to $43.9 million.
•
FFO increased to $20.7 million on approximately 113,690,000 weighted average shares and units outstanding, from $15.2 million on approximately 101,669,000 weighted average shares and units outstanding ($.18 per share and unit compared to $.15 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $5.6 million compared to $692,000 in the same period of the prior fiscal year.

During the six month period ended October 31, 2012, IRET's revenues increased from the year-earlier period. Funds From Operations (FFO)1 overall and on a per share and unit basis increased for the six month period ended October 31, 2012 compared to the same period of the prior fiscal year.  Net income increased from the year-earlier period.
For the six month period ended October 31, 2012, as compared to the same period of the prior fiscal year:
•	Revenues increased to $126.9 million from $119.4 million.
•	Total expenses increased by $2.3 million, or 2.7%, in the six months ended October 31, 2012 compared to the six months ended October 31, 2011, from $85.3 million to $87.6 million.
•
FFO increased to $32.3 million on approximately 112,458,000 weighted average shares and units outstanding, from $31.0 million on approximately 101,286,000 weighted average shares and units outstanding ($.34 per share and unit compared to $.31 per share and unit).

•
Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $6.7 million compared to $1.5 million in the same period of the prior fiscal year.

Significant Events and Transactions during the second quarter of fiscal year 2013:
•	the acquisition of a multi-family residential property in Sartell, Minnnesota, for approximately $5.0 million.
•	the acquisition of two parcels of vacant land for possible future development, in Williston, North Dakota and St. Cloud, Minnesota, respectively.
•	the commencement of construction of the Company's 146-unit River Ridge Apartments project in Bismarck, North Dakota.
•
the commencement of construction of the 132-unit Cypress Court Apartment Homes project in St. Cloud, Minnesota, of which the Company owns approximately 79%, with the remaining 21% owned by the Company's joint venture partner.

•
the sale of two condominium units in Grand Chute, Wisconsin, and the sale of two multi-family residential properties in Fargo, North Dakota and Moorhead, Minnesota, respectively, for a total sales price of $7.3 million.

•
the completion of a public offering of 4.6 million Series B preferred shares, for net proceeds of approximately $111.2 million, after underwriting discounts and estimated offering expenses. As of October 31, 2012, approximately $79.0 million of the proceeds of the public offering had been applied to debt repayment. The remaining proceeds will be applied to debt repayment, acquisitions and construction costs at the Company's development projects.

IRET's President and Chief Executive Officer, Timothy Mihalick, commented, "IRET continues to make progress in the execution of its previously-announced strategic plan by acquiring and developing properties in our core markets as well as disposing of non-core properties. We acquired the 58-unit Ponds Apartment complex in Sartell, MN; began a new 132-unit development in St. Cloud, MN, and exited the Fargo, ND multifamily market by disposing of all 267 apartment units IRET owned in that market.  In addition, the completion of a public offering of preferred shares in August of 2012, which provided net proceeds of approximately $111.2 million, has allowed IRET to meet its goal of reducing leverage by applying $79.0 million to immediate debt reduction, with the remaining proceeds to be applied for additional debt pay down, to fund acquisitions in our core markets, and to  focus IRET's efforts on development projects, particularly in our home market of North Dakota, where the Bakken energy field is still providing opportunity for solid returns for our shareholders."
______________________________
1            The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as "net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis."  In addition, in October 2011 NAREIT clarified its computation of FFO to exclude impairment charges for all periods presented. FFO is a non-GAAP measure. We consider FFO, which is a standard supplemental measure for equity real estate investment trusts, helpful to investors because it facilitates an understanding of the operating performance of properties without giving effect to impairment write-downs and to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.
i

Operating Results
Net Operating Income (NOI)2 from all properties increased by $7.7 million, or 22.3%, during the three month period ended October 31, 2012, compared to the same period one year ago. Non-stabilized properties accounted for $5.8 million of the increase, of which $3.5 million was due to acquisitions and developments and $2.3 million was gain on involuntary conversion resulting from a fire loss. Stabilized properties provided $1.9 million of the overall increase.
Of the total increase in NOI from stabilized properties, the multi-family residential segment accounted for $1.6 million. This segment continues to experience consistent, high occupancy rates which provides an opportunity to increase rents at certain properties.  NOI from stabilized combined commercial segments accounted for $300,000 of the NOI increase, primarily as a result of lower expenses, as there has been no significant change in occupancy in these segments as compared to the same period one year ago.
NOI from all properties increased by $10.3 million, or 15.0%, during the six month period ended October 31, 2012, compared to the same period one year ago. Non-stabilized properties accounted for $8.7 million of the increase, with $6.4 million of increased NOI due to acquisitions and developments, and $2.3 million due to gain on involuntary conversion resulting from a fire loss.  Stabilized properties provided $1.6 million of the increase.
Of the total increase in NOI from stabilized properties in the six-month period ended October 31, 2012, the multi-family residential segment accounted for $2.5 million. As noted above, this segment continues to experience consistent, high occupancy rates, allowing the Company to increase rents at certain properties. Additionally, in-house management has resulted in some expense reduction. NOI from the stabilized commercial medical segment was $969,000 less than the same period in the previous year, primarily due to decreased occupancy.  All other commercial segments provided an NOI increase of approximately $68,000; there has been no significant change in occupancy in these segments in the six months ended October 31, 2012 compared to the six months ended October 31, 2011.  Detail on NOI by segment is provided in the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2012.
Physical occupancy as of October 31, 2012 compared to October 31, 2011 increased in two of our five reportable segments, decreasing slightly in our multi-family residential, commercial medical and commercial industrial segments, on a stabilized basis and an all-property basis.
Physical Occupancy Levels on a Stabilized Property and All Property Basis:
	Stabilized Properties(a)		All Properties
	As of October 31,		As of October 31,
Segments	Fiscal 2013	Fiscal 2012	Fiscal 2013	Fiscal 2012
Multi-Family Residential	94.8%	95.2%	94.6%	94.7%
Commercial Office	78.4%	78.0%	78.4%	78.0%
Commercial Medical	94.9%	96.0%	95.2%	96.2%
Commercial Industrial	90.7%	92.3%	90.7%	92.3%
Commercial Retail	88.3%	87.0%	88.3%	87.0%

a.	As of October 31, 2012, stabilized properties excluded:
Multi-Family Residential -
Ashland, Grand Forks, ND; Chateau, Minot, ND; Colony, Lincoln, NE; Cottage West Twin Homes, Sioux Falls, SD; Evergreen II, Isanti, MN; Gables Townhomes, Sioux Falls, SD; Grand Gateway, St Cloud, MN; Lakeside Village, Lincoln, NE; Quarry Ridge II, Rochester, MN; Regency Park Estates, St Cloud, MN; The Ponds at Heritage Place, Sartell, MN; Villa West, Topeka, KS and Williston Garden, Williston, ND.
Total number of units, 1,601.

Commercial Medical -
Edina 6525 Drew Avenue, Edina, MN; Spring Creek American Falls, American Falls, ID; Spring Creek Soda Springs, Soda Springs, ID; Spring Creek Eagle, Eagle, ID; Spring Creek Meridian, Meridian, ID; Spring Creek Overland, Boise, ID; Spring Creek Boise, Boise, ID; Spring Creek Ustick, Meridian, ID and Trinity at Plaza 16, Minot, ND.
Total rentable square footage, 177,970.

As of October 31, 2011, stabilized properties excluded:
	Multi-Family Residential -	Chateau, Minot, ND; Cottage West Twin Homes, Sioux Falls, SD; Gables Townhomes, Sioux Falls, SD; Regency Park Estates, St Cloud, MN. Total number of units, 285.

Commercial Medical -
Edina 6525 Drew Avenue, Edina, MN; Spring Creek American Falls, American Falls, ID; Spring Creek Soda Springs, Soda Springs, ID; Spring Creek Eagle, Eagle, ID; Spring Creek Meridian, Meridian, ID; Spring Creek Overland, Boise, ID; Spring Creek Boise, Boise, ID; Spring Creek Ustick, Meridian, ID and Trinity at Plaza 16, Minot, ND.
Total rentable square footage, 177,719.

______________________________
2	We measure the performance of our segments based on NOI, which we define as total real estate revenues less real estate expenses (which consist of utilities, maintenance, real estate taxes, insurance and property management expenses). We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust's operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense. NOI should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.
3	Stabilized properties are properties owned and in operation for the entirety of the periods being compared (including properties that were redeveloped or expanded during the periods being compared, with properties purchased or sold during the periods being compared excluded from the stabilized property category), and, in the case of development or re-development properties, which have achieved a target level of occupancy.

Acquisitions and Dispositions
During the second quarter of fiscal year 2013, the Company closed on its acquisitions of:
•
a 58-unit multi-family residential property in Sartell, Minnesota (The Ponds at Heritage Place), on approximately 6.5 acres of land, for a purchase price of approximately $5.0 million, of which $3.3 million was paid in cash and the remainder in limited partnership units of the Operating Partnership valued at $1.7 million;

•	an approximately 2.6 acre parcel of vacant land in Williston, North Dakota, acquired for possible future development, for a purchase price of approximately $822,500, paid in cash; and
•	an approximately 3.8 acre parcel of vacant land in St. Cloud, Minnesota, acquired for possible future development for a purchase price of approximately $447,000, paid in cash.
During the second quarter of fiscal year 2013, the Company sold two condominium units and two-multi-family residential properties for a total sales price of approximately $7.3 million.
Shareholder Equity, Distributions and Capital Structure
As of October 31, 2012, IRET had a total capitalization of $2.2 billion. Total capitalization is defined as the market value (closing price at end of period) of the Company's outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company's sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company's preferred shares and the outstanding principal balance of the consolidated debt of the Company.
On October 1, 2012, IRET paid a quarterly distribution of $0.1300 per share and unit on its common shares and limited partnership units of IRET Properties. This was IRET's 166th consecutive distribution. IRET also paid, on October 1, 2012, a quarterly distribution of $0.5156 per share on its Series A preferred shares and an initial prorated quarterly distribution of $0.3312 per share on its Series B preferred shares.
Distribution Declared.  Subsequent to the end of the second quarter of fiscal year 2013, on December 5, 2012, the Company's Board of Trustees declared a regular quarterly distribution of $0.1300 per share and unit on the Company's common shares of beneficial interest and the limited partnership units of IRET Properties, payable January 15, 2013 to common shareholders and unitholders of record on January 2, 2013. Also on December 5, 2012, the Company's Board of Trustees' declared a distribution of $0.5156 per share on the Company's Series A preferred shares of beneficial interest, payable December 31, 2012 to Series A preferred shareholders of record on December 17, 2012, and declared a distribution of $0.4968 per share on the Company's Series B preferred shares of beneficial interest, payable December 31, 2012 to Series B preferred shareholders of record on December 17, 2012.
Conference Call Information
The Conference Call for 2nd Quarter Earnings is scheduled for Tuesday, December 11, 2012 at 9:00 A.M. Central Standard Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:
USA Toll Free Number: 1-877-317-6789
International Toll Free Number: 1-412-317-6789
Canada Toll Free Number: 1-866-605-3852
A webcast and transcript of the call will be archived on the "Investors/ Presentations & Events/Presentations" page of IRET's website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.
About IRET
IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest. IRET owns a diversified portfolio of properties consisting of 85 multi-family residential properties with 9,934 apartment units; and 68 commercial office properties, 65 commercial medical properties (including senior housing), 19 commercial industrial properties and 30 commercial retail properties with a total of approximately 12.3 million square feet of leasable space.  IRET common and Series A preferred shares are publicly traded on the NASDAQ Global Select Market (symbols: IRET and IRETP) and IRET Series B preferred shares are publicly traded on the New York Stock Exchange (symbol: IRET PRB). IRET's press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.
Certain statements in this earnings release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results. Such risks, uncertainties and other factors include, but are not limited to: intentions and expectations regarding future distributions on our common shares and units, fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2012 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	October 31, 2012	April 30, 2012
ASSETS
Real estate investments
Property owned	$1,983,978	$1,892,009
Less accumulated depreciation	(394,256)	(373,490)
	1,589,722	1,518,519
Development in progress	23,218	27,599
Unimproved land	11,670	10,990
Total real estate investments	1,624,610	1,557,108
Real estate held for sale	1,844	2,067
Cash and cash equivalents	84,258	39,989
Other investments	637	634
Receivable arising from straight-lining of rents, net of allowance of $1,310 and $1,209, respectively	24,895	23,273
Accounts receivable, net of allowance of $410 and $154, respectively	2,854	7,052
Real estate deposits	55	263
Prepaid and other assets	2,101	3,703
Intangible assets, net of accumulated amortization of $25,579 and $47,813, respectively	42,281	44,588
Tax, insurance, and other escrow	12,177	11,669
Property and equipment, net of accumulated depreciation of $1,518 and $1,423, respectively	1,351	1,454
Goodwill	1,110	1,120
Deferred charges and leasing costs, net of accumulated amortization of $16,484 and $16,244, respectively	21,164	21,447
TOTAL ASSETS	$1,819,337	$1,714,367

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$38,762	$47,403
Revolving line of credit	10,000	39,000
Mortgages payable	1,045,197	1,048,689
Other	32,889	14,012
TOTAL LIABILITIES	1,126,848	1,149,104
COMMITMENTS AND CONTINGENCIES
EQUITY
Investors Real Estate Trust shareholders' equity
Series A Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at October 31, 2012 and April 30, 2012, aggregate liquidation preference of $28,750,000)	27,317	27,317
Series B Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 4,600,000 and 0 shares issued and outstanding at October 31, 2012 and April 30, 2012, respectively, aggregate liquidation preference of $115,000,000)	111,357	0
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 93,161,087 shares issued and outstanding at October 31, 2012, and 89,473,838 shares issued and outstanding at April 30, 2012)	711,880	684,049
Accumulated distributions in excess of net income	(295,396)	(278,377)
Total Investors Real Estate Trust shareholders' equity	555,158	432,989
Noncontrolling interests – Operating Partnership (21,336,222 units at October 31, 2012 and 20,332,415 units at April 30, 2012)	122,357	118,710
Noncontrolling interests – consolidated real estate entities	14,974	13,564
Total equity	692,489	565,263
TOTAL LIABILITIES AND EQUITY	$1,819,337	$1,714,367

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three and six months ended October 31, 2012 and 2011

	(in thousands, except per share data)
	Three Months Ended October 31		Six Months Ended October 31
	2012	2011	2012	2011
REVENUE
Real estate rentals	$53,389	$49,371	$104,719	$97,804
Tenant reimbursement	11,554	10,829	22,210	21,560
TOTAL REVENUE	64,943	60,200	126,929	119,364
EXPENSES
Depreciation/amortization related to real estate investments	15,707	14,116	31,096	28,190
Utilities	4,859	4,848	9,057	8,792
Maintenance	6,511	6,888	13,853	13,653
Real estate taxes	8,281	7,624	16,628	15,381
Insurance	954	773	1,862	1,638
Property management expenses	4,199	5,394	8,245	10,705
Administrative expenses	1,918	1,911	3,878	3,863
Advisory and trustee services	143	193	279	422
Other expenses	513	835	1,032	1,150
Amortization related to non-real estate investments	799	758	1,632	1,492
TOTAL EXPENSES	43,884	43,340	87,562	85,286
Gain on involuntary conversion	2,263	0	2,263	0
Interest expense	(16,300)	(16,193)	(32,723)	(31,978)
Interest income	88	37	106	90
Other income	115	176	239	276
Income from continuing operations	7,225	880	9,252	2,466
Income from discontinued operations	2,785	611	2,754	598
NET INCOME	10,010	1,491	12,006	3,064
Net income attributable to noncontrolling interests – Operating Partnership	(1,290)	(194)	(1,541)	(372)
Net (income) loss attributable to noncontrolling interests – consolidated real estate entities	(208)	(12)	(274)	14
Net income attributable to Investors Real Estate Trust	8,512	1,285	10,191	2,706
Dividends to preferred shareholders	(2,878)	(593)	(3,471)	(1,186)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$5,634	$692	$6,720	$1,520
Earnings per common share from continuing operations – Investors Real Estate Trust – basic and diluted	.04	.00	.05	.01
Earnings per common share from discontinued operations – Investors Real Estate Trust – basic and diluted	.02	.01	.02	.01
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.06	$.01	$.07	$.02
DIVIDENDS PER COMMON SHARE	$.1300	$.1300	$.2600	$.3015
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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three and six months ended October 31, 2012 and 2011

	(in thousands, except per share amounts)
Three Months Ended October 31,	2012			2011
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)
Net income attributable to Investors Real Estate Trust	$8,512			$1,285
Less dividends to preferred shareholders	(2,878)			(593)
Net income available to common shareholders	5,634	92,475	$0.06	692	82,078	$0.01
Adjustments:
Noncontrolling interest – Operating Partnership	1,290	21,215		194	15,591
Depreciation and amortization(1)	16,520			14,890
Gain on depreciable property sales	(2,753)			(589)
Funds from operations applicable to common shares and Units	$20,691	113,690	$0.18	$15,187	101,669	$0.15

	(in thousands, except per share amounts)
Six Months Ended October 31,	2012			2011
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(5)	Per Share And Unit(6)
Net income attributable to Investors Real Estate Trust	$10,191			$2,706
Less dividends to preferred shareholders	(3,471)			(1,186)
Net income available to common shareholders	6,720	91,495	$0.07	1,520	81,467	$0.02
Adjustments:
Noncontrolling interest – Operating Partnership	1,541	20,963		372	19,819
Depreciation and amortization(4)	32,707			29,713
Gain on depreciable property sales	(2,680)			(589)
Funds from operations applicable to common shares and Units	$38,288	112,458	$0.34	$31,016	101,286	$0.31
(1)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $16,506 and $14,874, and depreciation/amortization from Discontinued Operations of $50 and $77, less corporate-related depreciation and amortization on office equipment and other assets of $36 and $61, for the three months ended October 31, 2012 and 2011, respectively.
(2)	UPREIT Units of the Operating Partnership are exchangeable for cash, or, at the Company's discretion, for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)	Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $32,728 and $29,682, and depreciation/amortization from Discontinued Operations of $114 and $169, less corporate-related depreciation and amortization on office equipment and other assets of $135 and $138, for the six months ended October 31, 2012 and 2011, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and six months ended October 31, 2012 and 2011

	(in thousands)
Three Months Ended October 31, 2012	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$23,105	$19,128	$15,517	$3,577	$3,616	$64,943
Real estate expenses	9,008	9,392	4,183	935	1,286	24,804
Gain on involuntary conversion	2,263	0	0	0	0	2,263
Net operating income	$16,360	$9,736	$11,334	$2,642	$2,330	42,402
Depreciation/amortization						(16,506)
Administrative, advisory and trustee services						(2,061)
Other expenses						(513)
Interest expense						(16,300)
Interest and other income						203
Income from continuing operations						7,225
Income from discontinued operations						2,785
Net income						$10,010

	(in thousands)
Three Months Ended October 31, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$17,952	$18,367	$17,073	$3,566	$3,242	$60,200
Real estate expenses	8,251	8,813	5,971	1,135	1,087	25,527
Net operating income	$9,431	$9,554	$11,102	$2,431	$2,155	34,673
Depreciation/amortization						(14,874)
Administrative, advisory and trustee services						(2,104)
Other expenses						(835)
Interest expense						(16,193)
Interest and other income						213
Income from continuing operations						880
Income from discontinued operations						611
Net income						$1,491

	(in thousands)
Six Months Ended October 31, 2012	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$44,314	$37,767	$30,844	$7,037	$6,967	$126,929
Real estate expenses	18,301	18,682	8,266	1,955	2,441	49,645
Gain on involuntary conversion	2,263	0	0	0	0	2,263
Net operating income	$28,276	$19,085	$22,578	$5,082	$4,526	79,547
Depreciation/amortization						(32,728)
Administrative, advisory and trustee services						(4,157)
Other expenses						(1,032)
Interest expense						(32,723)
Interest and other income						345
Income from continuing operations						9,252
Income from discontinued operations						2,754
Net income						$12,006

	(in thousands)
Six Months Ended October 31, 2011	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$35,041	$37,182	$33,690	$7,001	$6,450	$119,364
Real estate expenses	16,672	17,756	11,489	2,101	2,151	50,169
Net operating income	$18,369	$19,426	$22,201	$4,900	$4,299	69,195
Depreciation/amortization						(29,682)
Administrative, advisory and trustee services						(4,285)
Other expenses						(1,150)
Interest expense						(31,978)
Interest and other income						366
Income from continuing operations						2,466
Income from discontinued operations						598
Net income						$3,064